December 30, 2000

Security Benefit Life Insurance Company
700 SW Harrison Street
Topeka, KS 66636-0001

Re:  SBL Variable Annuity Account VIII

Dear Sir/Madam:

This letter is with  reference  to the  Registration  Statement  of SBL Variable
Annuity  Account  VIII  of  which  Security   Benefit  Life  Insurance   Company
(hereinafter "SBL") is the Depositor. Said Registration Statement is being filed with the Securities and Exchange  Commission for the purpose of registering  the variable  annuity  contract issued by SBL and the interests in Variable  Annuity
Account VIII under such variable annuity contract which will be sold pursuant to an indefinite registration.

I have examined the Articles of Incorporation  and Bylaws of SBL, minutes of the meetings of its Board of Directors and other records,  and pertinent  provisions of the Kansas  insurance laws,  together with applicable  certificates of public officials  and  other  documents  which I have  deemed  relevant.  Based  on the foregoing, it is my opinion that:

1.  SBL is duly organized and validly existing as a stock life insurance company under the laws of Kansas.

2.  Variable Annuity Account VIII has been validly created as a Separate Account in accordance with the pertinent provisions of the insurance laws of Kansas.

3.  SBL has the power,  and has validly and legally  exercised it, to create and issue the variable  annuity  contract  which is  administered  within and by means of Variable Annuity Account VIII.

4.  The amount of the  variable  annuity  contract  to be sold  pursuant  to the indefinite registration,  when issued, will represent binding obligations of
    SBL in accordance  with their terms  providing  said contract was issued for the considerations  set forth therein and evidenced by appropriate  policies and certificates.

I hereby consent to the inclusion in the Registration  Statement of my foregoing opinion.

Respectfully submitted,

AMY J. LEE

Amy J. Lee
Vice President and Associate General Counsel
Security Benefit Life Insurance Company